Exhibit 10.1

CONFORMED COPY

ELECTRO SCIENTIFIC INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

May 11, 2001

(As Amended Though Amendment No. 2)

Electro Scientific Industries, Inc.

an Oregon corporation

13900 NW Science Park Drive

Portland, Oregon 97229	Company

TABLE OF CONTENTS

1.	Effective Date; Committee; Plan Year
2.	Eligibility
3.	Deferral Election
4.	Deferred Compensation Account
5.	Payment to the Participant
6.	Payment to a Beneficiary
7.	Withdrawals
8.	Amendment; Termination
9.	Claims Procedure
10.	General Provisions

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INDEX OF TERMS

Code	1.4
Committee	1.2
Company	Preamble
Compensation	3.2
Controlled Group of Corporations	5.2(b)
Credit Account	4.2
Deferral Election	3.1
Employer	1.1
Fixed Date Withdrawal	7.2
Participant	2
Plan	Preamble
Plan Year	1.3

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ELECTRO SCIENTIFIC INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

May 11, 2001

(As Amended Through Amendment No. 2)

Electro Scientific Industries

an Oregon corporation

13900 NW Science Park Drive

Portland, Oregon 97229	“Company”

The Company adopts this Deferred Compensation Plan (the “Plan”) as a nonqualified plan of deferred compensation for Company Officers.  The purpose of the Plan is to provide an additional benefit to Company Officers as a means to attract and retain highly effective individuals.

1.              Effective Date; Committee; Plan Year.

1.1         The Plan shall become effective May 11, 2001.  It shall apply to the Company and affiliates of the Company for whom an Officer performs services.  The term “Employer” refers to the Company or such affiliate for which such services are performed.

1.2         This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee shall interpret the Plan, determine eligibility and the amount of benefits, maintain records, determine interest rates and generally be responsible for seeing that the purposes of the Plan are accomplished.  The Committee may delegate all or part of its administrative duties to others.

1.3         The fiscal year of the Plan (the “Plan Year”) shall be the Company’s fiscal year, which is the 52 or 53 week period ending on the Saturday nearest May 31.

1.4         The Plan is intended to be unfunded for purposes of deferring the time of taxation under the Internal Revenue Code (the “Code” ) and for purposes of constituting an unfunded plan maintained by an employer primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under Title I of ERISA.

2.              Eligibility.

Officers shall be eligible to participate in the Plan.  “Officer” means an appointed officer of the Company whose functions are not merely formal. “Participant” means an Officer who has elected to defer Compensation pursuant to Section 3 for any Plan Year.

3.              Deferral Election.

3.1         An Officer may elect to participate for each Plan Year by completing a form prescribed by the Committee (a “Deferral Election”), signing it and returning it to the Committee.  The Deferral Election provides for a deferral of Compensation under 3.2.

3.2         “Compensation” means an Officer’s salary earned and payable within the Plan Year or the Officer’s annual bonus earned within the Plan Year and payable in the first quarter of the next Plan Year.  A Deferral Election shall specify the percentage of salary and annual bonus to be deferred, subject to the following restrictions:

(a)                                  A deferral of salary shall be for a minimum of 10% and a maximum of 50%, unless the Officer defers none of the salary.

(b)                                 A deferral of bonus shall be a minimum of 10% and a maximum of 100%, unless the Officer defers none of the bonus.

3.3         To be effective for a Plan Year, the Deferral Election must be returned before the first day of the Plan Year, except as follows.  An individual who becomes an Officer during a Plan Year may elect to participate for the remainder of the Plan Year by completing, signing, and returning to the Committee a Deferral Election within 30 days after becoming an Officer.  A Deferral Election made during the Plan Year shall apply to the Participant’s elected percentage of salary payable after the Deferral Election is received by the Committee and to the Participant’s elected percentage of a prorated portion of the bonus earned in the Plan Year.  The prorated portion shall be calculated by dividing the number of days remaining in the Plan Year on the date the individual became an Officer by the total number of days in the Plan Year.  An election made before the start of a Plan Year shall be irrevocable as of the first day of the Plan Year and an election made during a Plan Year shall be irrevocable when received by the Committee.

3.4         The Employer shall reduce the Participant’s Compensation by the amount deferred and shall credit such amount to the Participant’s Account under Section 4.  FICA tax due on a Participant’s deferred Compensation shall be withheld from the Participant’s remaining nondeferred Compensation.  If the Participant has no remaining nondeferred Compensation, such Participant shall pay cash to the Employer in an amount sufficient to cover the FICA tax due.

4.              Deferred Compensation Account.

4.1         Each Participant shall have an Account in the Plan.  Compensation deferred by a Participant under Section 3 shall be credited to the Account as of the date on which a Participant would have received the Compensation had it not been deferred.

4.2         A Participant’s Account shall be denominated in dollars.  The Account shall be credited with interest on the balance in the Account until the entire Account has been paid out.  The rate of interest shall be the prime rate published in The Wall Street Journal on the last business day preceding the start of the Plan Year plus one percentage point.  Interest shall be compounded yearly.  The Account also shall be reduced by distributions to the Participant.

4.3         The Account shall be established solely for the purpose of measuring the amount owed to a Participant under the Plan and shall not give Participants any ownership rights in any assets of the Company.

5.              Payment to the Participant.

5.1         A benefit based on the Participant’s Account shall be payable upon a Termination of the Participant.  “Termination” means a termination of all the Participant’s employment with the controlled group of corporations, as defined in Section 1563(a) of the Code, of which the Company is a member.  If the Termination constitutes a Retirement, the benefit shall be paid to the Participant in the form determined under 5.2.  If not, the benefit shall be equal to the balance of the Participant’s Account and shall be paid to the Participant in a lump sum within 60 days following the date of Termination.  “Retirement” means a Termination when the Participant is age 65 or over or when the Participant is age 55 or over and has at least 5 Years of Service. “Years of Service” shall be determined as provided for vesting in the ESI Employee Savings Plan.

5.2         The benefit payable upon Retirement shall be an amount equal to the Participant’s Account, payable in one or more of the following forms, as elected by the Participant in writing on a form provided by the Committee:

(a)  A lump sum payable in the January following the Participant’s Retirement.

(b)  Five substantially equal annual installments commencing in the January following the Participant’s Retirement.

(c)  Ten substantially equal annual installments commencing in the January following the Participant’s Retirement.

5.3         A Participant’s election under 5.2 shall apply to the entire Account of the Participant until changed by a new election.  A new election shall not be effective unless made at least 12 months prior to the first day of the January in which payment to the Participant is to be made in a lump sum or to commence in installments.

5.4         The Employer shall withhold from benefit payments to the Participant any payroll deductions required by law.  If payments of cash are insufficient to cover the entire amount required to be withheld, the Employer may withhold the required amounts from nondeferred compensation or require the Participant to pay such amounts.

5.5         If a Participant receiving installment payments becomes an employee of an Employer, the installments shall stop and shall commence again when the Participant again has a Termination.

6.              Payment to a Beneficiary.

6.1         Upon the Participant’s death, a benefit equal to the Participant’s Account shall be paid to the Participant’s Beneficiary in one of the following ways:

(a)  By a lump sum within 60 days after the Participant’s death.

(b)                                 At the Committee’s discretion, by a lump sum or installments in accordance with the Participant’s election of payment form for Retirement.

6.2         “Beneficiary” means the person or persons named by the Participant in the most recent designation filed by the Participant with the Committee.  If no Beneficiary has been designated or all designated Beneficiaries have died prior to the Participant’s death, the Beneficiary shall be determined in the following order of priority:

(a)  The Participant’s surviving spouse.

(b)  The Participant’s surviving children in equal shares.

(c)  The Participant’s surviving parents in equal shares.

(d)  The Participant’s estate.

6.3                                 If a Beneficiary dies after the Participant and before the entire benefit of the Beneficiary has been paid, it shall be paid to the estate of the deceased Beneficiary.  If the Participant was married at the time a designation of a spouse Beneficiary was made and is no longer married to that spouse at the time of death, the benefit shall be paid as though the former spouse predeceased the Participant.

7.              Withdrawals.

7.1         A Participant or, after the Participant’s death, the Participant’s Beneficiary may withdraw the Account in a lump sum of cash at any time before the Account would otherwise be payable.  The amount paid on such a withdrawal shall be discounted 10 percent from the stated balance of the Account.  The other ten percent shall be forfeited as a penalty for early withdrawal.

7.2         A Participant may elect in a Deferral Election to receive the deferred amount for that Plan Year in a lump sum of cash as of a fixed future date (“Fixed Date Withdrawal”) to occur no sooner than 3 years after the first day of the following Plan Year.  If Termination or Retirement occurs before the Fixed Date Withdrawal, payment will be made in accordance with 5.1 or 5.2, respectively.

7.3         A Participant or, after the Participant’s death, the Participant’s Beneficiary may withdraw amounts from an Account because of Financial Hardship, as determined by the Committee, before those amounts otherwise would have been paid.  The withdrawal shall be paid in a lump sum of cash and shall be limited to the amount reasonably necessary to meet the Financial Hardship.  “Financial Hardship”  means an immediate and substantial financial need that cannot be met from other reasonably available resources and is caused by one or more of the following:

(a)  Medical expenses for the Participant or Beneficiary, for a member of the immediate family or household, or for another dependent.

(b)  Loss of or damage to a Participant’s or Beneficiary’s possessions or property due to casualty.

(c)  Other extraordinary and unforeseeable circumstances arising from events beyond the Participant’s or Beneficiary’s control.

7.4         The Committee shall establish guidelines and procedures for implementing withdrawals.  An application shall be written, be signed by the Participant or Beneficiary and include a statement of facts causing the Financial Hardship, if applicable, and any other facts required by the Committee.

8.              Amendment; Termination.

8.1         The Company may amend this Plan effective the first day of any month by notice to the Participants, except the rate of interest credited under 4.2 shall not be reduced without the consent of a Participant as to the Participant’s Account balance as of the date of the reduction.

8.2         At any time the Company may terminate the Plan and pay out all amounts payable to the Participants, spouses or other persons then entitled to  such amounts and thereby discharge all the benefit obligations of the Plan.

8.3         If the Internal Revenue Service issues a final ruling that any amounts deferred under this Plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid to the Participants within 30 days.

9.              Claims Procedure.

9.1         Any person claiming a benefit or requesting an interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

9.2         If the claim or request is denied, the written notice of denial shall state:

(a)  The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b)  A description of any additional materials or information required and an explanation of why it is necessary.

(c)  An explanation of the Plan’s claim review procedure.

9.3         The initial notice of denial shall normally be given within 90 days of receipt of the claim.  If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

9.4         Any person whose claim or request is denied or who has not received a response within the time period described in 9.3 may request review by notice in writing to the Committee.  The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing.  On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

9.5         The decision on review shall ordinarily be made within 60 days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days.  The decision shall be in writing and shall state the reasons and the relevant plan provisions.  All decisions on review shall be final and bind all parties concerned.

10.       General Provisions.

10.1                 If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys’ fees at trial and on any appeal.

10.2                 Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid.  Mail shall be directed to the Company at the address stated in this Plan, to the Participant’s last known home address shown in the Company’s records, or to such other address as a party may specify by notice to the other parties.  Notices to an Employer or the Committee shall be sent to the Company’s address.

10.3                 The rights of a Participant under this Plan are personal.  Except for the limited provisions of Section 6 no interest of a Participant or one claiming through a Participant may be directly or indirectly assigned, transferred or encumbered and no such interest shall be subject to seizure by legal process or in any other way subjected to the claims of any creditor.  A Participant’s rights to benefits payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.  Such rights shall not be subject to the debts, contracts, liabilities, engagements or torts of the Participant or a Beneficiary.

10.4                 Amounts payable under this Plan shall be a general obligation of the Company and paid out of its general assets.  If an Employer merges, consolidates, or otherwise reorganizes or if its business or assets are acquired by another company, this Plan shall continue with respect to those eligible individuals who continue in the employ of the successor company.

The transition of Employers shall not be considered a termination of employment for purposes of this Plan.  In such an event, however, a successor corporation may terminate this Plan as to its Participants on the effective date of the succession by notice to Participants within 30 days after the succession.

10.5                 The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person’s best interest to make payments to others for the benefit of the person entitled to payment.  In that event, the Committee may in its discretion direct that payments be made as follows:

(a)  To a parent or spouse or a child of legal age;

(b)  To a legal guardian; or

(c)  To one furnishing maintenance, support, or hospitalization.

Adopted: April 6, 2001

COMPANY:	ELECTRO SCIENTIFIC INDUSTRIES, INC.

	By:	DONALD R. VANLUVANEE
Donald R. VanLuvanee
President & CEO

Executed: May 31, 2001

AMENDMENT NO. 1 EXECUTED AS FOLLOWS IS EFFECTIVE AS PROVIDED IN THE AMENDMENT:

Adopted:  August 1, 2002

COMPANY:	ELECTRO SCIENTIFIC INDUSTRIES, INC.

	By:	DAVID F. BOLENDER
David F. Bolender
Acting Chief Executive Officer and President

	Date signed:	August 1	, 2002

AMENDMENT NO. 2 EXECUTED AS FOLLOWS IS EFFECTIVE AS PROVIDED IN THE AMENDMENT:

Adopted:  March 12, 2004

COMPANY:	ELECTRO SCIENTIFIC INDUSTRIES, INC.

	By:	JON D. TOMPKINS
Name of signer

	Title of signer:	JON D. TOMPKINS

	Date signed:	March 12	, 2004